EXHIBIT 24

POWER OF ATTORNEY

            Each person below designates and appoints DENNIS A. LONG and DENISE PORTMANN, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign the Registration Statement on Form S‑8 to be filed by Pacific Financial Corporation, a Washington corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 900,000 shares of common stock of Pacific Financial Corporation, to be issued pursuant to the Pacific Financial Corporation 2011 Equity Incentive Plan, together with any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with exhibits, with the Securities and Exchange Commission.  Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

            IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned on July 20, 2011.

Signature /s/ Dennis A. Long	Title
Dennis A. Long /s/ Denise Portmann	President, Chief Executive Officer and Director
Denise Portmann /s/ Gary C. Forcum	Chief Financial Officer
Gary C. Forcum /s/ G. Dennis Archer	Director, Chairman of the Board
G. Dennis Archer	Director
Dwayne M. Carter /s/ Susan C. Freese	Director
Susan C. Freese /s/ Edwin Ketel	Director
Edwin Ketel /s/ Randy W. Rognlin	Director
Randy W. Rognlin /s/ Randy Rust	Director
Randy Rust /s/ Douglas M. Schermer	Director
Douglas M. Schermer	Director